Exhibit 99.1

Media contacts:	Investor contacts:
Judi Frost Mackey, +1 212 632 1428	Matthieu Bucaille, +1 212 632 6259
judi.mackey@lazard.com	Chief Financial Officer

Richard Creswell, +44 207 187 2305	Investor Relations, +1 212 632 2685 or 1 877 266 8601(US only)
richard.creswell@lazard.com	investorrelations@lazard.com

LAZARD LTD REPORTS FIRST-QUARTER 2011 RESULTS

Highlights

•	Net income per share[a] of $0.43 (diluted) for the first quarter of 2011

•

M&A and Strategic Advisory, Capital Markets and Other Advisory operating revenue increased 14% to $193.3 million for the first quarter of 2011; Restructuring operating revenue decreased 65% to $35.6 million for the first quarter of 2011

•	Asset Management first-quarter 2011 management fees increased 28% to a third consecutive quarterly record of $206.8 million

•

Assets Under Management increased 19% to a record $160.5 billion at March 31, 2011, compared to $135.0 billion at March 31, 2010, and compared to $155.3 billion at December 31, 2010; achieved net inflows of $0.7 billion for the 2011 first quarter

•	Compensation expense ratio for the first-quarter 2011 of 59.1% compared to 60.3% for the first quarter of 2010, when excluding 2010 first-quarter special charges[b]

•	Increased quarterly dividend by 28% to $0.16 per share

NEW YORK, April 27, 2011 – Lazard Ltd (NYSE: LAZ) today announced financial results for the first quarter ended March 31, 2011. Net income on a fully exchanged basisc was $58.5 million, or $0.43 per share (diluted), compared to net income of $61.4 million, or $0.46 per share (diluted), excluding special chargesb for the first quarter of 2010.

Net income, on a U.S. GAAP basis, which is before exchange of exchangeable interests, was $55.0 million, or $0.43 per share (diluted), for the first quarter of 2011, compared to a net loss of $33.5 million, or $(0.38) per share, for the first quarter of 2010.

A reconciliation of the U.S. GAAP results to the adjusted results is presented on page 11 of this release.

Lazard believes that results assuming full exchange of outstanding exchangeable interests and excluding special charges provide the most meaningful basis for comparison among present, historical and future periods.

[a]	Refers to net income or loss attributable to Lazard Ltd.
[b]

Refers to first quarter 2010 pre-tax charges of $87.1 million as a result of staff reductions and realignments, and $24.9 million related to the implementation of the Company’s retirement policy, which accelerated the expense recognition for certain deferred stock awards during the same period.

[c]	Refers to the full conversion of all outstanding exchangeable interests held by the members of LAZ-MD holdings and is a non-GAAP measure.

Operating Revenue and Operating Income

Operating revenue for the first quarter of 2011 was $456.9 million, unchanged when compared to the first quarter of 2010. Operating income was $73.4 million for the 2011 first quarter, compared to $77.5 million for the first quarter of 2010, excluding special charges.

The Company’s quarterly revenue and profits can fluctuate materially depending on the number, size and timing of completed transactions on which it advised, as well as seasonality and other factors. Accordingly, the revenue and profits in any particular quarter may not be indicative of future results. As such, Lazard management believes that annual results are the most meaningful.

Comments

“We have entered 2011 with momentum in our M&A, Strategic and Capital Advisory business, which increased 14% in aggregate,” said Kenneth M. Jacobs, Chairman and Chief Executive Officer of Lazard. “Our Asset Management business continued to achieve record performance in quarterly management fees and assets under management.”

“We believe that there are substantial opportunities for growth in our Financial Advisory and Asset Management businesses, despite the expected decline in restructuring, as the need for independent strategic advice and superior investment solutions increases,” said Matthieu Bucaille, Chief Financial Officer of Lazard. “In 2011, we will remain focused on achieving growth in our revenues, while continuing to be disciplined in our costs and to invest in both of our businesses for the future.”

Core Operating Business Revenue

Core Operating Business

Lazard’s core operating business includes its Financial Advisory and Asset Management businesses. Core operating business revenue was $452.9 million for the 2011 first quarter versus $452.8 million for the first quarter of 2010.

Financial Advisory

Financial Advisory operating revenue was $228.9 million for the first quarter of 2011, compared to $269.1 million for the first quarter of 2010. First-quarter 2011 operating revenue of $193.3 million from M&A and Strategic Advisory, Capital Markets and Other Advisory in the aggregate increased 14% compared to the corresponding first-quarter 2010 revenue of $168.9 million. First-quarter 2011 Restructuring revenue of $35.6 million decreased 65%, compared to first-quarter 2010 revenue of $100.2 million, and decreased 26%, sequentially, compared to fourth-quarter 2010 revenue of $47.8 million.

M&A and Strategic Advisory

M&A and Strategic Advisory operating revenue increased 11% to $163.8 million for the first quarter of 2011, compared to $147.6 million for the first quarter of 2010.

Among the publicly announced M&A transactions completed during the first quarter of 2011 on which Lazard advised were the following:

•	Qwest’s $22.4 billion merger with CenturyLink

•	New South Wales Government’s A$5.3 billion sale of its energy retailers and selected generation rights

•	Rhein-Ruhr Consortium of Municipal Utilities’ €3.8 billion acquisition of 51% of the shares in Evonik Steag

•	AREVA’s €1.6 billion acquisition of Siemens’ share in AREVA NP

•	Crucell N.V.’s Supervisory Board in the €1.75 billion sale to Johnson & Johnson

•	Flint Beheer on the €1.3 billion sale of Draka to Prysmian

•	Vivendi’s €1.25 billion sale of its stake in PTC to Deutsche Telekom

•	Vedanta Resources’ $1.3 billion acquisition of the zinc assets of Anglo American

•	Sigma Pharmaceuticals’ A$900 million sale of its pharmaceutical division to Aspen Pharmacare

•	Caja Madrid’s €500 million sale of its stake in Genesa to EDP Renováveis

•	Grupo ACS’s successful tender offer for Hochtief shares

•	Veolia Environnement in the merger of its Veolia Transport division with Transdev

Among the ongoing, publicly announced M&A transactions on which Lazard advised in the 2011 first quarter, continued to advise, or completed since March 31, 2011, are the following:

•	Progress Energy’s $26 billion merger with Duke Energy

•	Special Committee of the Board of Directors of The Mosaic Company on the split-off and orderly distribution of Cargill’s $24 billion stake in Mosaic

•	Wind Telecom’s $21 billion combination with VimpelCom, including related transactions to demerge OTMT and refinancing $2.7 billion of debt

•	Northeast Utilities’ $17.5 billion merger of equals with NSTAR

•	The Special Independent Committee of Vivo Participaçoes on Vivo’s $15.2 billion merger with Telecomunicações de São Paulo (Telesp)

•	IntercontinentalExchange’s $11.3 billion joint proposal with NASDAQ to acquire NYSE Euronext

•	Vodafone’s $11.3 billion sale of its stake in SFR

•	Smurfit-Stone Container’s $4.3 billion sale to RockTenn

•	Caisse des Dépôts’ and the French State’s €2.7 billion investment in La Poste

•	Lazard Real Estate Partners’ $3.1 billion sale of Atria Senior Living’s real estate assets to Ventas

•	Citadel Broadcasting’s $2.5 billion sale to Cumulus Media

•	DISH Network’s $1.4 billion acquisition of the reorganized DBSD North America

•	Shell’s $1.3 billion sale of Stanlow Refinery

•	Asda Stores’ $1.1 billion acquisition of Netto Foodstores

•	Nortel Networks’ $900 million stalking horse agreement to sell its patent portfolio to Google

•	ContourGlobal’s €535 million acquisition of 73% of Maritza East 3 AD from Enel

•	Bonneville International’s $505 million sale of 17 radio stations to Hubbard Broadcasting

•	ITT’s plan to separate into three independent publicly traded companies

•	Carrefour’s proposed spin-off and stock market listing for both Dia and Carrefour Property

•	BASF’s joint venture with INEOS to create Styrolution

•	Skanska’s sale of its shares in Autopista Central to AIMCo

•	Carillion’s public offer for Eaga

•	Ameristar Casinos share repurchase from the estate of Craig H. Neilsen

•	Wilmington Trust’s merger with M&T Bank

Strategic Advisory also includes our sovereign advisory work. Publicly announced sovereign and government advisory assignments that occurred during or since the 2011 first quarter include: advising the US Treasury with respect to certain of its automotive investments, continuing to advise the government of Greece on general financial matters, as well as advising the Gabonese Republic and the Islamic Republic of Mauritania on various strategic sovereign financial issues, the PNG State Holding Company on financing and potential strategic partnerships, and SNIM on its mining joint ventures.

Restructuring

Restructuring operating revenue decreased 65% to $35.6 million for the first quarter of 2011, compared to $100.2 million for the first quarter of 2010, and decreased 26% compared to $47.8 million for the fourth quarter of 2010.

The decrease in Restructuring operating revenue in the first quarter of 2011, compared to both the first quarter of 2010 and the fourth quarter of 2010, was due principally to a decline in completion fees related to the reduction in the number and value of corporate defaults since the peak in early 2009.

Restructuring assignments completed during the first quarter of 2011 include Alinta Energy on its debt restructuring, Consolis on its debt restructuring, iStar Financial on its debt and capital structure matters, Hampson Industries on its covenant reset, Highland Hospitality on its debt restructuring, Jost on its debt restructuring, Sacyr Vallehermoso on the completion of its refinancing through a capital raise, and Uniq on the restructuring of its legacy pension deficit.

Notable Chapter 11 bankruptcies, on which Lazard advised debtors or creditors during or since the first quarter of 2011, are:

•	Consumer/Food: The Great Atlantic & Pacific Tea Co. (A&P)

•	Gaming, Entertainment and Hospitality: Indianapolis Downs, Innkeepers USA Trust, Station Casinos

•	Paper and Packaging: White Birch Paper Company

•	Professional/Financial Services: Ambac, Lehman Brothers

•	Real Estate/Property Development: Capmark Financial

•	Technology/Media/Telecom: Local Insight Media, Nortel Networks, Satélites Mexicanos (Satmex), Tribune Co.

Among other publicly announced restructuring and debt advisory assignments on which Lazard has advised during or since the first quarter of 2011, are:

•	Alapis on its capital structure

•	Belvédère – advising the FRN noteholder committee

•	Centro Properties Group on its asset sale and debt restructuring

•	Dynegy on debt restructuring activities

•	Frans Bonhomme on its covenant reset

•	Lucchini on the restructuring of its current indebtedness

•	OPTI Canada with regards to strategic alternatives

•	Värde Partners on the restructuring of Crest Nicholson

•	Westgate Resorts on its debt restructuring and related transactions

Capital Markets and Other Advisory

Capital Markets and Other Advisory operating revenue increased 39% to $29.5 million for the first quarter of 2011, compared to $21.3 million for the first quarter of 2010. The increase was due primarily to an increase in underwriting fees from public offerings, and to the growth in the value of fund closings by our Private Fund Advisory Group.

Capital Markets and Other Advisory assignments in the first quarter of 2011 included advising on:

•	IPOs: Apollo Global Management, BG Medicine, HCA, MedQuist, RLJ Acquisition, ServiceSource International

•	Follow-On Offerings: Exelixis, Mercury Computer Systems, Opko Health

•	Convertible Transactions: Forest City Enterprises, Savient Pharmaceuticals, School Specialty

•

PIPEs, Registered Directs, Underwritten Registered Directs, Bond/Note Offerings and Private Placements as well as other Capital Markets transactions: Affymax, ArQule, Capstone Turbine, Cemex, Cereplast, Discovery Laboratories, Evergreen Energy, FuelCell Energy, Great Lakes Dredge & Dock, Opexa Therapeutics, RXi Pharmaceuticals

Asset Management

Asset Management operating revenue increased 22% to a first-quarter record of $224.0 million, compared to $183.7 million for the 2010 first quarter.

Assets Under Management at March 31, 2011, were a record $160.5 billion, representing a 19% increase over Assets Under Management of $135.0 billion at March 31, 2010, and a 3% increase compared to Assets Under Management of $155.3 billion at December 31, 2010. The increase for the 2011 first quarter includes net inflows of $0.7 billion.

Average Assets Under Management were $157.9 billion for the first quarter of 2011, representing a 19% increase over average Assets Under Management of $132.3 billion for the first quarter of 2010.

Management fees increased 28% to a record $206.8 million for the first quarter of 2011, compared to $161.8 million for the 2010 first quarter.

Incentive fees were $5.1 million for the first quarter of 2011, compared to $13.8 million for the comparable period in 2010. Incentive fees are recorded on the measurement date, which for most of our alternative strategies that are subject to incentive fees occurs in the fourth quarter.

Our Asset Management business provides investment management and advisory services to governments, institutions, financial intermediaries, private clients and investment vehicles around the world. Our goal in our Asset Management business is to produce superior risk-adjusted investment returns and provide investment solutions customized for our clients. Asset Management includes the management of equity and fixed income securities as well as alternative investments and private equity funds.

Operating Expenses

Compensation and Benefits

Compensation and benefits expense including related accruals for the first quarter of 2011 was $270.0 million compared to first-quarter 2010 expense of $275.5 million, when excluding the effects of the 2010 special charge related to the amendment of our retirement policy.

The compensation ratio was 59.1% for the first quarter of 2011, compared to 60.3% for the corresponding period in 2010, on the same basis.

Our goal remains to grow annual compensation expense at a slower rate than revenues, and to achieve over the cycle compensation levels on average consistent with the targets established at the time we went public in 2005.

Non-Compensation

The ratio of non-compensation expense to operating revenue, excluding amortization of intangibles related to acquisitions for the first quarter of 2011 was 20.4% compared to 18.3% for the 2010 first quarter.

Non-compensation expense was $94.6 million for the first quarter of 2011 compared to $85.2 million for the first quarter of 2010. Non-compensation expense includes the amortization of intangibles related to acquisitions of $1.5 million and $1.8 million, respectively, for the first quarters of 2011 and 2010.

The increase in non-compensation expense was primarily due to increases in expenses related to the growth of our Asset Management business activity and Assets Under Management, and to an increase in industry-wide fees assessed by the UK regulators. Also contributing to the increase were higher technology related costs.

The percentage of non-compensation expenses to operating revenue can vary from quarter to quarter due to quarterly fluctuation in revenues, among other things. Accordingly, the results in a particular quarter may not be indicative of future results. Lazard management believes that annual results are the most meaningful basis for comparison.

Provision for Income Taxes

The provision for income taxes, on a fully exchanged basis, was $13.7 million for the first quarter of 2011, unchanged from the first quarter of 2010, when excluding the effects of special charges in that period. The effective tax rate on the same basis for the first quarter of 2011 and 2010 was 18.9% and 18.2%, respectively, exclusive of noncontrolling interests.

Noncontrolling interests

Net income attributable to noncontrolling interests, on a fully exchanged basis, amounted to $1.2 million for the first quarter of 2011, compared to $2.4 million for the first quarter of 2010. Noncontrolling interests, on a fully exchanged basis, principally represents interests that the Company is deemed to control but not own in Edgewater management vehicles and in various Asset Management related general partnerships.

Liquidity, Capital Resources and Other Items

Lazard continues to maintain a strong liquidity position with over $1.1 billion in cash, US Government and agency securities, and marketable equity securities at March 31, 2011.

At March 31, 2011, total stockholders’ equity related to Lazard’s interests was $693.7 million.

During the first quarter of 2011, Lazard repurchased 766,814 shares of its Class A common stock and 19,032 exchangeable interests at an aggregate cost of $33.5 million. In February 2011, Lazard’s Board of Directors authorized a share repurchase of up to $250 million, in addition to the remaining authorization of $9.3 million.

On April 26, 2011, the Lazard Board of Directors voted to increase the quarterly dividend on Lazard’s outstanding Class A common stock by 28% to $0.16 per share.

Non-GAAP Information

Lazard discloses certain non-GAAP financial information, which management believes provides the most meaningful basis for comparison among present, historical and future periods. The following are non-GAAP measures used in the accompanying financial information:

•	Net income attributable to Lazard Ltd, assuming full exchange of exchangeable interests (or fully exchanged basis) and excluding special charges

•	Net income assuming full exchange of exchangeable interests (or fully exchanged basis) and excluding special charges

•	Core operating business revenue

•	Operating revenue

•	Operating income, excluding special charges

•	Compensation and benefits, excluding special charges

•	Noncontrolling interests assuming full exchange of exchangeable interests

•	Weighted average shares outstanding, assuming full exchange of exchangeable interests and excluding special charges

•	Net income per share, assuming full exchange of exchangeable interests and excluding special charges

•	Provision for income taxes on a fully exchanged basis

•	Net income (loss) attributable to LAZ-MD

•	Net income (loss) attributable to other noncontrolling interests

Additional financial, statistical and business-related information is included in a financial supplement. This earnings release, the financial supplement and selected transaction information will be available today on our website at www.lazard.com.

About Lazard

Lazard, one of the world’s preeminent financial advisory and asset management firms, operates from 41 cities across 26 countries in North America, Europe, Asia, Australia, Central and South America. With origins dating back to 1848, the firm provides advice on mergers and acquisitions, strategic matters, restructuring and capital structure, capital raising and corporate finance, as well as asset management services to corporations, partnerships, institutions, governments and individuals. For more information on Lazard, please visit www.lazard.com.

***

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements.” In some cases, you can identify these statements by forward-looking words such as “may”, “might”, “will”, “should”, “expect”, “plan”, “anticipate”, “believe”, “estimate”, “predict”, “potential” or “continue”, and the negative of these terms and other comparable terminology. These forward-looking statements are not historical facts but instead represent only our belief regarding future results, many of which, by their nature, are inherently uncertain and outside of our control. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by these forward-looking statements.

These factors include, but are not limited to, those discussed in our Annual Report on Form 10-K under Item 1A “Risk Factors,” and also disclosed from time to time in our reports on Forms 10-Q and 8-K including the following:

A decline in general economic conditions or the global financial markets;

Losses caused by financial or other problems experienced by third parties;

Losses due to unidentified or unanticipated risks;

A lack of liquidity, i.e., ready access to funds, for use in our businesses; and

Competitive pressure.

* * *

Lazard Ltd is committed to providing timely and accurate information to the investing public, consistent with our legal and regulatory obligations. To that end, Lazard and its operating companies use their websites to convey information about their businesses, including the anticipated release of quarterly financial results, quarterly financial, statistical and business-related information, and the posting of updates of assets under management in various hedge funds and mutual funds and other investment products managed by Lazard Asset Management LLC and its subsidiaries. Monthly updates of these funds will be posted to the Lazard Asset Management website (www.lazardnet.com) on the third business day following the end of each month. Investors can link to Lazard and its operating company websites through www.lazard.com.

###

LAZARD LTD

OPERATING REVENUE

(unaudited)

	Three Months Ended March 31,
	2011	2010	% Change
	($ in thousands)
Financial Advisory
M&A and Strategic Advisory	$163,752	$147,557	11%
Restructuring	35,557	100,188	(65%)
Capital Markets & Other Advisory	29,549	21,331	39%

Total	228,858	269,076	(15%)

Asset Management
Management Fees	206,768	161,796	28%
Incentive Fees	5,146	13,787	(63%)
Other Revenue	12,098	8,147	48%

Total	224,012	183,730	22%

Core Operating Business Revenue (a)	452,870	452,806	0%

Corporate	3,981	4,104	(3%)

Operating Revenue (b)	456,851	456,910	(0%)

Revenue related to noncontrolling interests (c)	3,426	4,339
Other Interest Expense	(22,254)	(23,038)

Net Revenue	$438,023	$438,211	(0%)

(a)	Core operating business revenue includes the results of Financial Advisory and Asset Management businesses and excludes the results of Corporate.
(b)	Operating revenue excludes interest expense relating to financing activities and revenue relating to noncontrolling interests, each of which are included in net revenue.
(c)	Represents the revenues related to noncontrolling interests other than LAZ-MD in which the company has no economic interest.

LAZARD LTD

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended March 31,
	2011	2010	% Change
	($ in thousands, except per share data)
Total revenue (a)	$457,915	$459,469	(0%)
LFB interest expense	(1,064)	(2,559)

Operating revenue	456,851	456,910	(0%)
Revenue related to noncontrolling interests	3,426	4,339
Other interest expense	(22,254)	(23,038)

Net revenue	438,023	438,211	(0%)
Operating expenses:
Compensation and benefits	269,999	300,377	(10%)
Occupancy and equipment	22,708	21,270
Marketing and business development	18,111	15,603
Technology and information services	19,567	17,652
Professional services	9,841	8,171
Fund administration and outsourced services	13,251	11,374
Amortization of intangible assets related to acquisitions	1,474	1,770
Other	9,626	9,367

Subtotal	94,578	85,207	11%
Restructuring expense (b)	—	87,108

Operating expenses	364,577	472,692	(23%)

Operating income (loss)	73,446	(34,481)	NM

Provision for income taxes	13,463	6,413	NM

Net income (loss)	59,983	(40,894)	NM
Net income (loss) attributable to LAZ-MD	3,734	(9,719)
Net income attributable to other noncontrolling interests	1,242	2,359

Net income (loss) attributable to Lazard Ltd	$55,007	($33,534)	NM

Attributable to Lazard Ltd Common Stockholders:
Weighted average shares outstanding (c):
Basic	115,334,754	89,736,137
Diluted	138,590,593	89,736,137
Net income (loss) per share:
Basic	$0.48	($0.38)
Diluted	$0.43	($0.38)
Supplemental Information Assuming Full Exchange of Exchangeable Interests and excluding Special Charges (d):
Compensation and benefits excluding special charges	$269,999	$275,517	(2%)

Operating income excluding special charges	$73,446	$77,487	(5%)

Net income attributable to Lazard Ltd assuming full exchange of exchangeable interests and excluding special charges	$58,539	$61,431	(5%)

Attributable to Lazard Ltd Common Stockholders:
Weighted average shares outstanding, assuming full exchange of exchangeable interests and excluding special charges (e):
Basic	122,972,153	120,146,231	2%
Diluted	138,590,593	136,518,694	2%
Net income per share - assuming full exchange of exchangeable interests and excluding special charges:
Basic	$0.48	$0.51
Diluted	$0.43	$0.46

Ratio of compensation to operating revenue (f)	59.1%	60.3%
Ratio of non-compensation to operating revenue (g)	20.4%	18.3%

See Notes to Unaudited Condensed Consolidated Statements of Operations

and Reconciliation of US GAAP Results to Full Exchange Excluding Special Charges

LAZARD LTD

RECONCILIATION OF U.S. GAAP RESULTS TO FULL EXCHANGE EXCLUDING SPECIAL CHARGES (d)

(unaudited)

	Three Months Ended Ended March 31,
	2011	2010
	($ in thousands, except per share data)
Compensation & Benefits
Compensation & benefits - U.S. GAAP Basis	$269,999	$300,377

Adjustments to exclude special charges (d):
Acceleration of restricted stock unit vesting related to retirement policy change	—	(24,860)

Compensation & benefits excluding special charges	$269,999	$275,517

Operating Income (Loss)
Operating income (loss) - U.S. GAAP Basis	$73,446	($34,481)

Adjustments to exclude special charges (d):
Acceleration of restricted stock unit vesting related to retirement policy change	—	24,860
Restructuring expense	—	87,108

Operating income excluding special charges	$73,446	$77,487

Net Income (Loss) attributable to Lazard Ltd
Net income (loss) attributable to Lazard Ltd - U.S. GAAP Basis	$55,007	($33,534)

Adjustments to exclude special charges (d):
Acceleration of restricted stock unit vesting related to retirement policy change	—	24,860
Restructuring expense	—	87,108
Tax benefits associated with special charges	—	(7,043)
Net loss attributable to LAZ-MD	—	(24,388)

Adjustment for full exchange of exchangeable interests (e):
Tax adjustment for full exchange	(202)	(242)
Amount attributable to LAZ-MD	3,734	14,670

Net income attributable to Lazard Ltd assuming full exchange of exchangeable interests and excluding special charges	$58,539	$61,431

Diluted net income (loss) per share (c):
U.S. GAAP Basis - Net income (loss) attributable to Lazard Ltd	$0.43	($0.38)

Net income assuming full exchange of exchangeable interests and excluding special charges	$0.43	$0.46

This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, see item (d) in notes to unaudited condensed consolidated statements of operations and reconciliation of US GAAP results to full exchange excluding special charges. Lazard believes that results assuming full exchange of outstanding exchangeable interests and excluding special charges provides the most meaningful basis for comparison among present, historical and future periods.

See Notes to Unaudited Condensed Consolidated Statements of Operations

and Reconciliation of US GAAP Results to Full Exchange Excluding Special Charges

LAZARD LTD

Notes to Unaudited Condensed Consolidated Statements of Operations

and Reconciliation of US GAAP Results to Full Exchange Excluding Special Charges

(a)	Excludes revenue related to noncontrolling interests.

(b)	Expenses related to severance, benefits and other charges in connection with the reduction and realignment of staff.

(c)	See “Reconciliation of Shares Outstanding and Basic & Diluted Net Income Per Share”.

(d)	For the three month period ended March 31, 2010, special charges consist of (i) the expenses related to the reduction and realignment of staff noted in (b) above and (ii) a charge aggregating $24,860 recorded to compensation and benefits expense in connection with the accelerated vesting of restricted stock units related to the Company’s change in retirement policy.

(e)	Represents a reversal of noncontrolling interests related to LAZ-MD Holdings’ ownership of Lazard Group common membership interests net of an adjustment for Lazard Ltd entity-level taxes to effect a full exchange of interests and excluding the items noted in (d) above (see “Reconciliation of US GAAP to Full Exchange Excluding Special Charges”).

(f)	Excludes the charges noted in (d) above.

(g)	Excludes the amortization of intangible assets related to acquisitions.

NM	Not meaningful

LAZARD LTD

UNAUDITED CONDENSED CONSOLIDATED

STATEMENT OF FINANCIAL CONDITION

( $ in thousands)

	March 31, 2011	December 31, 2010

ASSETS
Cash and cash equivalents	$1,015,934	$1,209,695
Deposits with banks	307,181	356,539
Cash deposited with clearing organizations and other segregated cash	99,533	92,911
Receivables	530,877	568,704
Investments	407,147	417,410
Goodwill and other intangible assets	362,837	361,439
Other assets	435,851	415,834

Total Assets	$3,159,360	$3,422,532

LIABILITIES & STOCKHOLDERS’ EQUITY
Liabilities
Deposits and other customer payables	$330,390	$361,553
Accrued compensation and benefits	134,836	498,880
Senior debt	1,076,850	1,076,850
Other liabilities	626,823	539,132
Subordinated debt	150,000	150,000

Total liabilities	2,318,899	2,626,415

Commitments and contingencies

Stockholders’ equity

Preferred stock, par value $.01 per share:
Series A	—	—
Series B	—	—

Common stock, par value $.01 per share:
Class A	1,197	1,197
Class B	—	—
Additional paid-in capital	612,101	758,841
Retained earnings	204,666	166,468
Accumulated other comprehensive loss, net of tax	(26,567)	(46,158)

	791,397	880,348
Class A common stock held by a subsidiary, at cost	(97,671)	(227,950)

Total Lazard Ltd stockholders’ equity	693,726	652,398
Noncontrolling interests	146,735	143,719

Total stockholders’ equity	840,461	796,117

Total liabilities and stockholders’ equity	$3,159,360	$3,422,532

LAZARD LTD

SELECTED QUARTERLY OPERATING RESULTS ON A FULLY EXCHANGED BASIS, EXCLUDING SPECIAL CHARGES, WHERE APPLICABLE

(unaudited)

	Three Months Ended
	Mar. 31, 2011	Dec. 31, 2010	Sept. 30, 2010	June 30, 2010	Mar. 31, 2010 (a)	Dec. 31, 2009 (b)	Sept. 30, 2009	June 30, !2009	Mar. 31, 2009 (c)

			($ in thousands, except per share data)
Financial Advisory
M&A and Strategic Advisory	$163,752	$259,986	$160,662	$145,854	$147,557	$170,206	$124,691	$134,855	$96,474
Restructuring	35,557	47,809	66,000	79,879	100,188	103,449	119,101	93,231	60,929
Capital Markets & Other Advisory	29,549	43,616	27,750	19,918	21,331	39,943	16,390	25,005	6,094

Total	228,858	351,411	254,412	245,651	269,076	313,598	260,182	253,091	163,497

Asset Management
Management Fees	206,768	203,127	183,975	166,987	161,796	152,810	133,377	107,123	93,500
Incentive Fees	5,146	44,407	15,469	12,635	13,787	40,988	15,202	13,170	5,435
Other Revenue	12,098	8,203	8,523	7,597	8,147	10,324	8,769	11,273	4,000

Total	224,012	255,737	207,967	187,219	183,730	204,122	157,348	131,566	102,935

Core operating business revenue (d)	452,870	607,148	462,379	432,870	452,806	517,720	417,530	384,657	266,432

Corporate	3,981	2,932	10,786	5,498	4,104	(3,327)	13,953	14,190	6,473

Operating revenue (e)	$456,851	$610,080	$473,165	$438,368	$456,910	$514,393	$431,483	$398,847	$272,905

Operating income (loss) (f)	$73,446	$122,779	$79,467	$67,051	$77,487	$(74,550)	$73,165	$56,946	$(28,219)

Net income (loss) attributable to Lazard Ltd assuming full exchange of exchangeable interests	$58,539	$104,451	$62,156	$53,036	$61,431	$(54,870)	$52,487	$43,145	$(29,691)

Net income (loss) attributable to Lazard Ltd per share assuming full exchange of exchangeable interests
Basic	$0.48	$0.85	$0.51	$0.43	$0.51	($0.46)	$0.46	$0.37	($0.26)
Diluted	$0.43	$0.76	$0.46	$0.39	$0.46	($0.46)	$0.41	$0.34	($0.26)

Supplemental Information:

Assets Under Management ($ millions)	$160,451	$155,337	$143,573	$123,483	$134,972	$129,543	$120,185	$98,020	$81,084

(a)	The three month period ended March 31, 2010 excludes a restructuring expense of $87,108 and expenses related to the accelerated vesting of restricted stock units in connection with the company’s change in retirement policy of $24,860 and related tax effect.
(b)	The three month period ended December 31, 2009 excludes expenses related to the acceleration of unamortized restricted stock units previously granted to our former Chairman and Chief Executive Officer and the accelerated vesting of deferred cash awards previously granted of $86,514 and $60,512, respectively and related tax effect.
(c)	The three month period ended March 31, 2009 excludes a restructuring expense of $62,550 and related tax effect.
(d)	Core operating business revenue includes the results of Financial Advisory and Asset Management businesses and excludes the results of Corporate.
(e)	Operating revenue excludes interest expense relating to financing activities and revenue/(loss) related to the consolidation of noncontrolling interests, each of which are included in net revenue.
(f)	Operating income (loss) is after interest expense and before income taxes and noncontrolling interests.

LAZARD LTD

RECONCILIATION OF SHARES OUTSTANDING AND BASIC & DILUTED NET INCOME (LOSS) PER SHARE

(unaudited)

BEFORE FULL EXCHANGE

	Three Months Ended March 31,
	2011	2010
	($ in thousands, except per share data)
Net income (loss) attributable to Lazard Ltd	$55,007	($33,534)
Add - net income (loss) associated with Class A
common shares issuable on a non-contingent basis	97	(214)

Basic net income (loss) attributable to Lazard Ltd	55,104	(33,748)
Add - dilutive effect, as applicable, of (a):
Adjustments to income relating to interest expense and changes in net income attributable to noncontrolling interests resulting from assumed incremental Class A common share issuances, net of tax	4,424	—

Diluted net income (loss) attributable to Lazard Ltd	$59,528	($33,748)

Weighted average shares outstanding	111,681,448	86,826,411
Add - adjustment for shares of Class A common
issuable on a non-contingent basis	3,653,306	2,909,726

Basic weighted average shares outstanding	115,334,754	89,736,137
Add - dilutive effect, as applicable, of:
Weighted average number of incremental Class A common shares issuable from equity-based compensation awards, convertible notes, convertible preferred stock and exchangeable interests	23,255,839	—

Diluted weighted average shares outstanding	138,590,593	89,736,137

Basic net income (loss) per share attributable to Lazard Ltd	$0.48	($0.38)

Diluted net income (loss) per share attributable to Lazard Ltd	$0.43	($0.38)

ASSUMING FULL EXCHANGE OF EXCHANGEABLE INTERESTS

& EXCLUDING SPECIAL CHARGES (b)

	Three Months Ended March 31,
	2011	2010
Net income attributable to Lazard Ltd	$58,539	$61,431
Add - dilutive effect of adjustments to income for:
Interest expense on convertible notes, net of tax	989	998

Diluted net income attributable to Lazard Ltd	$59,528	$62,429

Weighted average shares outstanding	111,681,448	86,826,411
Add - adjustment for shares of Class A common issuable on a non-contingent basis	3,653,306	2,909,726
Add - adjustment for shares of Class A common issuable relating to exchangable interests	7,637,399	30,410,094

Basic weighted average shares outstanding	122,972,153	120,146,231
Add - dilutive effect, as applicable, of:
Weighted average number of incremental Class A common shares issuable from equity-based compensation awards, convertible notes and convertible preferred stock	15,618,440	16,372,463

Diluted weighted average shares outstanding	138,590,593	136,518,694

Basic net income per share attributable to Lazard Ltd	$0.48	$0.51

Diluted net income per share attributable to Lazard Ltd	$0.43	$0.46

(a)	Incremental income included if related shares are dilutive.

(b)	For the three month period ended March 31, 2010, special charges consist of (i) expenses aggregating $87,108 related to the severance, benefits and other charges in connection with reduction and realignment of staff and (ii) a charge aggregating $24,860 recorded to compensation and benefits expense in connection with the accelerated vesting of restricted stock units related to the Company’s change in retirement policy.

LAZARD LTD

ASSETS UNDER MANAGEMENT (“AUM”)

	As of			Variance
	March 31, 2011	December 31, 2010	March 31, 2010	Qtr to Qtr	1Q 2011 vs. 1Q 2010

		($ in millions)
Equities	$135,749	$131,300	$112,635	3.4%	20.5%
Fixed Income	17,255	17,144	17,073	0.6%	1.1%
Alternative Investments	6,041	5,524	4,297	9.4%	40.6%
Private Equity	1,333	1,294	896	3.0%	48.8%
Cash	73	75	71	(2.7%)	2.8%

Total AUM	$160,451	$155,337	$134,972	3.3%	18.9%

				Year Ended
	Three Months Ended March 31,			December 31, 2010
	2011	2010
	($ in millions)
AUM – Beginning of Period	$155,337	$129,543		$129,543
Net Flows	695	2,967		9,346
Market and foreign exchange appreciation (depreciation)	4,419	2,462		16,448

AUM – End of Period	$160,451	$134,972		$155,337

Average AUM (a)	$157,894	$132,256		$137,381

% Change in average AUM	19.4%

(a)	Average AUM is based on an average of quarterly ending balances for the respective periods.